UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01, “Other Events”

As previously announced, on November 12, 2015, Moody’s Corporation (the “Company”) entered into an underwriting agreement by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), with respect to the issuance and sale of $300 million aggregate principal amount of the Company’s 5.250% Senior Notes due 2044 (the “notes”). The notes were registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-190259) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2013. On November 17, 2015, the Company closed its public offering of the notes.

The notes will be a further issuance of, will be fungible with and will be consolidated and form a single series with the Company’s outstanding 5.250% Senior Notes due 2044, issued on July 16, 2014 in the amount of $300 million. The notes will have the same CUSIP number and will trade interchangeable with the previously issued notes in this series and the aggregate principal amount of outstanding notes of this series is $600 million.

The notes were issued under an Indenture between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated as of August 19, 2010 (the “Base Indenture”), as supplemented by the fourth supplemental indenture, dated as of July 16, 2014 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The net proceeds of the offering are expected to be used for general corporate purposes, including working capital, capital expenditures, acquisitions of or investments in businesses or assets, redemption and repayment of other indebtedness, and purchases of the Company’s common stock under its ongoing stock repurchase program.

The 2044 notes bear interest at the fixed rate of 5.250% per year and mature on July 15, 2044. Interest on the notes will be due semiannually on January 15 and July 15 of each year, commencing January 15, 2016. The Company may redeem, in whole or in part, the 2044 notes at any time, at a price equal to 100% of the principal amount being prepaid, plus accrued and unpaid interest and a make-whole premium. Additionally, at the option of the holders of the notes, the Company may be required to purchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event,” as defined in the Indenture, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur or create liens and enter into sale and leaseback transactions. In addition, the Indenture contains a covenant that limits the ability of the Company to consolidate or merge with another entity or to sell all or substantially all of its assets to another entity.

The Indenture contains customary default provisions. In addition, an event of default will occur if the Company or certain of its subsidiaries fail to pay the principal of any Indebtedness (as defined in the Indenture) when due at maturity in an aggregate amount of $50 million or more, or a default occurs that results in the acceleration of the maturity of the Company’s or certain of its subsidiaries’ Indebtedness in an aggregate amount of $50 million or more. Upon the occurrence and during the continuation of an event of default under the Indenture, the notes may become immediately due and payable either automatically or by the vote of the holders of more than 25% of the aggregate principal amount of all of the notes then outstanding.

The description of the Base Indenture, Fourth Supplemental Indenture and the form of the notes are summaries and are qualified in their entirety by the terms of the indentures and the form of notes included therein. The Base Indenture and Fourth Supplemental Indenture are attached as Exhibits 4.1 to the Company’s Current Reports on Form 8-K dated August 19, 2010 and July 16, 2014, respectively, filed with the Commission. The form of notes for this offering is attached hereto as Exhibit 4.1.

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

4.1	Form of 5.250% Notes due 2044.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, New York, New York.

23.1	Consent of Gibson, Dunn & Crutcher LLP, New York, New York (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: November 17, 2015

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of 5.250% Notes due 2044.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, New York, New York.

23.1	Consent of Gibson, Dunn & Crutcher LLP, New York, New York (included in Exhibit 5.1).